Exhibit 10.1
CONFIDENTIALTREATMENT REQUESTED
CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE
BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

MEMORANDUM OF UNDERSTANDING

This binding Memorandum of Understanding (the “MOU”) is made effective as of December 1st, 2016 (the “Effective Date”) by and between Nutanix, Inc. with offices at 1740 Technology Drive, Suite 150, San Jose, California 95110 (“Nutanix”) and Flextronics Telecom Systems Limited, a corporation organized under the laws of Mauritius with offices at Level 3, Alexander House, 35 Cybercity, Ebene, Mauritius (“Flextronics”).

WHEREAS, Flextronics and Nutanix (each individually a “Party” and collectively the “Parties”) have entered into discussions to establish the terms and conditions for a business relationship between the Parties; and

WHEREAS, the Parties have established April 15th, 2017 as the target date (“Target Date”) for execution of a definitive master services agreement (“MSA”) that will govern the terms and conditions of such a business relationship following essentially the terms stated in this MOU; and

WHEREAS, the Parties desire to enter into this MOU to (i) set forth the terms, conditions and parameters of that non-exclusive business relationship that shall apply until such time that the MSA is signed and (ii) to establish the parameters of the non-exclusive business relationship for the MSA; and

WHEREAS, the business relationship between Nutanix and Flextronics requires Flextronics to, among other things, (i) procure Components (defined in section 2f below), parts, and raw material, and/or (ii) manufacture, assemble, test, inspect, configure and ship certain mutually-agreed upon Nutanix products (including any prototypes and preproduction units of the Nutanix products) (collectively, the “Products”) at prices that the Parties have agreed to. The procurement functions described in subsection (i) of this paragraph and the manufacturing and assembly functions described in subsection (ii) of this paragraph collectively shall be referred to as the “Services”.

THEREFORE, (i) the Parties shall work to implement an MSA under the following terms and (ii) until such time as an MSA has been executed, the following terms shall apply:

1.	The Parties will work in good faith to finalize and execute an MSA by the target date listed above.

2.	Flextronics shall perform the Services for Nutanix starting as of the execution of this MOU. The performance of the Services shall be subject to the following provisions:

a.
Each month Nutanix shall provide to Flextronics an updated rolling forecast of its proposed purchases of Products for the next six (6) months. Flextronics should use such forecasts to plan for the procurement of Components and the manufacture of the Products. Except for Nutanix’ component inventory liability pursuant to section 2g below, such forecasts shall not be considered binding until Nutanix issues a purchase order for Products. Should Flextronics procure more Components than are needed to meet the 6 month forecast, Nutanix shall have no liability for the Components that are the subject of such excess procurement, unless such excess purchases were agreed for in writing (email is sufficient), e.g. in order to meet minimum order quantities, risk buys, etc.

b.
Nutanix shall issue purchase orders for Product(s) to Flextronics. Flextronics will accept Nutanix purchase orders and provide a date of shipment of the Product(s) via electronic data interchange within two (2) hours. For the purpose of clarity, Flextronics does not have the right to reject a purchase order that is consistent with this MOU (including the then current pricing), or within Nutanix’s credit limit.

c.
In acknowledging a purchase orders from Nutanix, Flextronics shall indicate the expected ship date for the Product. Flextronics shall make commercially reasonable efforts to meet the following lead times: for Products in which all the components are available in the supermarket, the lead time shall be delivery of the Product within [***] of receipt of the purchase order; and for orders which will be new builds, the lead time for delivery of the Product shall be within [***] of receipt of the purchase order.

d.
The shipment and risk of loss for the distribution of the Products shall be [***]. Nutanix will provide Flextronics with any requested documentation and any necessary information, documentation or required assistance in order to determine the export license requirements for Nutanix products.

e.	Nutanix may reschedule or cancel any purchase order up to the time of shipment.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

f.
Nutanix has provided Flextronics with a bill of materials (“BOM”) of third party components, raw materials, and parts (“Components”) to be included in the Products by Flextronics as part of the performance of the Services. Flextronics has agreed to provide line item pricing on the costed BOMs related to the Products. The fees charged by Flextronics to Nutanix for the Services performed for each Product shall be the [***]. The [***] shall be the Transformation Costs related to the Products (“Transformation Costs” are described further in Section 3 below). All prices are in U.S. Dollars, and Nutanix shall make all payments in US Dollars within [***] of the date of the invoice. If any [***]. If a Product has been shipped and it does not operate in conformance with the written specifications for the Product due to a breach of Flextronics’s warranty pursuant to Exhibit A (“DOA Product”), then Nutanix shall notify Flextronics of such DOA Product within [***] of the shipment date and Flextronics shall replace the DOA Product with a new Product. In such a situation, Flextronics shall be responsible for all freight charges related to return of the DOA Product and the shipment of the new Product.

g.	Component Inventory.

i.
Flextronics will manage availability of Components (inventory, SMI, CRP, etc.) sufficient to achieve [***] of the Nutanix monthly forecast. In addition, with [***] notice that Nutanix intends to order sufficient Products, Flextronics shall manage availability of Components (inventory, SMI, CRP, etc.) sufficient to achieve [***] of the Nutanix monthly forecast.

ii.	For Component demand greater than forecasted by Nutanix, Flextronics will use commercially reasonable efforts to prioritize Nutanix’ Component demand.

iii.
Nutanix agrees to purchase any Products (finished goods) and unique Nutanix work in process (“WIP”) that has been held by Flextronics for more than [***], or pay Flextronics to tear down such WIP and restock Components.

iv.
Nutanix and Flextronics shall jointly agree in writing on all Nutanix unique Components and non-cancellable and non-returnable Components (collectively “Custom Components”). For Custom Components that have been held by Flextronics for more than [***]. For any Custom Components that have been held by Flextronics between [***]. Nutanix will purchase any Custom Components held by Flextronics for more than [***]. Once a month, Nutanix and Flextronics will review the inventory report and determine inventory aging. Flextronics shall obtain Nutanix’s written approval prior to purchasing any Custom Components that exceed the applicable monthly forecasts.

3.
Certain exceptional items, including but not limited to expedited freight, will be agreed upon in advance and in writing and will be charged separately by Flextronics and paid by Nutanix. The Parties have agreed that the [***] for the Transformation Costs shall be valid until [***] based on the forecasted sales by Flextronics to Nutanix beginning on [***] of a minimum of [***]. Transformation Costs include the following:

[***]

4.
A revaluation process will be used in connection with quarterly pricing reviews between the Parties. The parties agree that material price will be reviewed and adjusted on a quarterly basis, and product quotes will be updated accordingly. For the term of this MOU, Component price changes will be identified and implemented as part of the revaluation process for Products. Any purchase order in backlog from Nutanix priced at the [***] pricing will be repriced to the new standard priced BOM plus the Transformation Costs described in this MOU. Any adjustments to the cost of Components due to a revaluation process must be completed before purchase orders are revalued. The Parties shall settle any price adjustment(s) at the beginning of the next Nutanix fiscal quarter as part of the revaluation process.

5.
The Parties agree that time is of the essence in the performance of the Services. In the event that a Flextronics committed order is delayed by more than [***] from the committed shipment date due to reasons solely within Flextronics’s control, which shall include delays caused by subcontractors or suppliers selected by Flextronics, (“Late Delivery”), Nutanix shall be allowed to cancel such order at Nutanix’s sole discretion. [***].

6.
Non-Recurring Expenses (“NRE”): Based on the current assumptions and based on information provided by Nutanix, the NREs for setting up the Nutanix business in Milpitas are as described below and Nutanix shall issue a purchase order for the amounts listed below [***] of the execution of this MOU:

•	For EDI setup: [***]; and

•	For Manufacturing Test Setup: [***].
For purposes of this MOU, the Product Warranty shall be as described in Exhibit A “Warranty”.

7.
This MOU shall continue to be in effect until it is terminated by either Party or until the Parties execute the MSA. The MOU may be terminated for any reason by either Party upon [***] written notice to the other Party.

8.
Excluding payment obligations, neither Party shall be liable to the other Party if it is unable to perform its obligations for any cause beyond the reasonable control of the Party. Each Party will bear its own expenses incurred in connection with this MOU and the proposed engagement between the Parties.

9.	The Parties will make commercially reasonable efforts to ensure that the time from execution of this MOU to first shipment of Products is approximately [***].

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.
FOR PURPOSES OF THIS MOU, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES INCLUDING, BUT NOT LIMITED TO LOST PROFITS, LOSS OF DATA, OR LOSS OF REVENUE ARISING OUT OF OR RELATING TO THIS MOU OR THE SALE OF PRODUCTS HEREUNDER, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING THE POSSIBILITY OF NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, EVEN IF THE PARTY HAS BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE. IN ADDITION, IN NO EVENT SHALL EITHER PARTY’S LIABILITY FOR ALL CLAIMS ARISING OUT OF OR RELATING TO THIS MOU EXCEED [***], EXCEPT FOR NUTANIX’S PAYMENT OBLIGATIONS FOR PRODUCT AND COMPONENTS HEREUNDER AND FLEXTRONICS’S WARRANTY OBLIGATIONS UNDER SECTION 1.1 c) OF EXHIBIT A.

11.
Neither Party may assign this MOU in whole or in part without the express written consent of the other Party except to each party’s respective affiliates. Such consent shall not be unreasonably withheld. Any permitted assignment of this MOU shall be binding upon and enforceable by and against the Parties’ successors and assigns, provided that any unauthorized assignment shall be null and void and constitute a breach of this MOU. This MOU shall be governed by and interpreted in accordance with the laws of the state of California.  Any dispute, claim or controversy arising from or related in any way to this MOU or the interpretation, application, breach, termination or validity thereof, will be submitted for resolution by binding arbitration in accordance with the Comprehensive Arbitration Rules & Procedures of JAMS.  The arbitration will be held in Santa Clara County, California and it shall be conducted in the English language.  Judgment on any award in arbitration may be entered in any court of competent jurisdiction.  Notwithstanding the above, each Party shall have the right to file in the Santa Clara, California state court or the federal courts in and for the Northern District of California an application for temporary or preliminary injunctive relief, writ of attachment, writ of possession, temporary protective order, and/or appointment of a receiver on the grounds that the arbitration award to which the applicant may be entitled may be rendered ineffectual in the absence of such relief.  IN THE EVENT OF ANY DISPUTE BETWEEN THE PARTIES, THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY AGREE THAT ANY AND ALL MATTERS SHALL BE DECIDED BY A JUDGE OR ARBITRATOR WITHOUT A JURY TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW.

12.
New Product Introduction (“NPI”) cost structure: Post go-live and from time to time, Nutanix may decide to develop and ask Flextronics to produce new products. Flextronics would charge Nutanix for certain costs associated with the NPI including but not limited to the cost of acquisition for any required equipment or tooling needed in production, or for any certifications required to support the new product. The parties agree to a [***] Transformation Cost (as described in item #4 above) or [***] the transformation rate for manufacturing, to convert existing part numbers to new top level assemblies (“TLA”). This charge does not include Components which will be priced separately. The parties agree that the number of NPI’s would not exceed [***] TLAs per quarter and the number of NPI Products to be tested would be [***].

13.
Engineering Change Orders (“ECO”) price structure: Flextronics will support up to [***] ECOs per month within the current transformation cost noted in sections 3 and 13. The parties agree that for any volume above the [***] ECO processing charge would be utilized for each 2 hours’ effort in processing these additional ECO’s. Any inventory impacts or assembly cost impacts would be priced separately on each ECO.

14.
Refurbishment price structure: The Parties agree to [***] per unit for refurbishment of a Product. This charge is to receive in, test, inspect and re-pack these Products. Any replacement parts not under warranty, additional labor and/or packaging will be priced separately.

IN WITNESS WHEREOF, the Parties hereto have duly executed this binding and enforceable MOU as of the date of the last written below.

Nutanix Inc.	Flextronics Telecom Systems Ltd.
By: ___________________________            By: _________________________
Name: _______________________            Name: ______________________
Title: ________________________            Title: ________________________
Date: _________________________             Date: ________________________

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A -Warranty

1.	WARRANTY
1.Express Limited Warranty.  As the sole and exclusive warranty and Nutanix’s sole and exclusive remedy with respect to a breach by Flextronics of such warranty, the following shall apply.
(a)Flextronics warrants that the Products shall have been manufactured in accordance with the applicable Specifications and shall be free from defects in workmanship for a period of [***] from the date of shipment.  As used herein, “Specifications” means the written manufacturing/assembly specifications and instructions for the Products provided by Nutanix to Flextronics.
(b)The above warranty does not apply to, and Flextronics makes no representations or warranties whatsoever with respect to any of: (i) Components (excluding “Production Materials” defined below) to the extent expressly set forth in the MOU or services provided by vendors on the Nutanix approved vendor list; (ii) defects resulting from adherence to the Specifications, or any instructions provided by or on behalf of Nutanix; (iii) the design of the Products; (iv) Product that has been abused, damaged, altered or misused or mishandled (including improper storage or installation or improper handling in accordance with static sensitive electronic device handling requirements) by any person or entity after title passes to Nutanix; (v) first articles, prototypes, pre-production units, test units or other similar units; (vi) defects resulting from tooling, designs or instructions produced or supplied by Nutanix, including any defective test equipment or test software provided by Nutanix; or (vii) the compliance of Components (excluding Production Materials) or Products with any safety or Environmental Regulations or other laws. “Production Materials” means the glue, solder and other materials used to integrate the Components into the Products.
(c)Upon any failure of a Product to comply with this express limited warranty, Flextronics’s sole obligation, and Nutanix’s sole remedy, is for Flextronics, at Flextronics’s option, to promptly repair or replace such unit and return it to Nutanix, freight prepaid.  In the event that such Product cannot be repaired or replaced using commercially reasonable efforts, Flextronics shall credit the price paid by the Nutanix to Flextronics for such unit.
(d)Flextronics warrants environmental compliance of all Production Materials used to create the Products. Flextronics does not warrant Components, but will pass through environmental warranties from its suppliers to the degree allowed in its supplier agreements. In addition, Flextronics will review certificates of conformity from vendors of Components, excluding Customer Controlled Components and Customer Consigned Components; provided that Flextronics’s sole obligation with respect to such Components is to review the applicable certificate of conformity. Flextronics will maintain appropriate records to allow traceability of all Products and/or Components. Flextronics will undertake to immediately inform Nutanix of any material changes that come to its attention affecting environmental compliance. For the purpose of this MOU, “Customer Controlled Components” means Components provided to Flextronics by Nutanix or by vendors with whom Nutanix has a direct commercial relationship with in connection to that Component. In addition, “Customer Consigned Components” means Components that are provided to Flextronics by Nutanix and which Flextronics stores on behalf of Nutanix.
(e)Epidemic Failure. Notwithstanding the above, should failures of the Product be the result of an Epidemic Failure, ,the parties shall mutually agree whether Flextronics shall either repair or replace Products subject to such Epidemic Failure. In addition, Flextronics shall credit Nutanix for reasonable direct costs that are incurred by Nutanix as a result of an Epidemic Failure. Such remedies for Epidemic Failure shall be in addition to any other remedies Nutanix may have under this MOU. An “Epidemic Failure” is defined as failure of more than [***] of the Products that occur [***] and where there is a single root cause of the failure which is a result of a breach of Flextronics’s warranty under Section 1.1 of this Exhibit A.

2.No Representations or Other Warranties. FLEXTRONICS MAKES NO OTHER REPRESENTATIONS OR WARRANTIES ON THE PERFORMANCE OF THE SERVICES, OR THE PRODUCTS, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS MOU OR COMMUNICATION WITH NUTANIX, AND FLEXTRONICS SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.